Exhibit 8.2

March 17, 2023

Gold Royalty Corp.

1030 West Georgia Street

Suite 1830

Vancouver, British Columbia V6E 2Y3

Ladies and Gentlemen:

You have requested our opinion in connection with the filing with the Securities and Exchange Commission of the registration statement on Form F-3D (the “Registration Statement”) of Gold Royalty Corp. (the “Corporation”) relating to the registration of 8,000,000 common shares of the Corporation issuable pursuant to the Corporation’s dividend reinvestment plan.

For purposes of rendering this opinion, we have relied upon the accuracy and completeness of the factual statements and representations that are contained in the Registration Statement and such other records, documents, and information as in our judgment are necessary or appropriate to enable us to provide such opinion.

Subject to the assumptions, qualifications and limitations set forth therein, the discussion set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations”, insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, subject to the limitations and qualifications referred to therein, is the opinion of Haynes and Boone.

We express no opinion on any issue relating to U.S. federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, rules, or regulations or interpretations thereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Certain United States Federal Income Tax Considerations” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP